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                                                                    EXHIBIT 99.1


                                 REVOCABLE PROXY
                        LIBERTY BAY FINANCIAL CORPORATION
              REVOCABLE PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON _______________, 2000
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



        The undersigned hereby appoints ________________________________________
(with full power to act alone and to designate substitutes) as attorney and proxy of the undersigned with authority to vote and act with respect to all shares of stock of Liberty Bay Financial Corporation ("LBFC"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on ___________________, 2000 at __:00 _.m., local time, at
__________________Poulsbo, Washington, and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

        (When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal 1).

        The shares represented by this Proxy shall be voted as follows:

1. A proposal to approve the Agreement and Plan of Merger, dated as of March 15, 2000 (the "Merger Agreement"), between LBFC and Frontier Financial Corporation ("FFC"), under the terms of which: (i) LBFC will merge into FFC, and (ii) each outstanding share of common stock of LBFC will be converted into shares of FFC common stock in accordance with the terms of the Merger Agreement.

        [  ]  FOR                   [  ]  AGAINST                 [  ]  ABSTAIN

2. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

        Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of LBFC at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from LBFC prior to the execution of this proxy of notice of the Meeting, the Prospectus/Proxy Statement dated _________________, 2000.

DATED: ___________________, 2000.



________________________________                ________________________________
Print Name of Shareholder                       Print Name of Shareholder

________________________________                ________________________________
Signature                                       Signature


Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOW OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.)